Exhibit 10.65


[GRAPHIC OMITTED]GE Healthcare Financial Services
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                         MASTER LEASE AGREEMENT (QUASI)
                             DATED AS OF 06/24/2003
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         THIS MASTER LEASE AGREEMENT is between General Electric Capital
Corporation (together with its successors and assigns, if any, "Lessor") and the undersigned lessee ("Lessee"). Lessor has a mailing address at GE Healthcare Financial Services, P.O. Box 641419, Pittsburgh, PA 15264-1419. Lessee is a Corporation organized and existing under the laws of the State of New York. Lessee's mailing address is 2300 Glades Road, Suite 100 W, Boca Raton, FL 33431. This Agreement contains the general terms that apply to the leasing of Equipment (defined below) from Lessor to Lessee. Additional terms that apply to the Equipment shall be contained on a schedule ("Schedule") and in the GE Equipment Addendum or the Non-GE Equipment Addendum, as the case may be.

1.       LEASE, TERM AND RENT PAYMENTS:

         (a) Lessor agrees to lease to Lessee, and Lessee agrees to lease from Lessor, all units of equipment and other property described in the Schedule(s), and all accessories, upgrades, additions, substitutions, replacement parts and tools pertaining thereto ("Equipment") described in any Schedule signed by both parties.

         (b) This Master Lease Agreement shall be effective as of the date stated above and, unless sooner terminated by Lessor as hereinafter provided, shall continue until all of Lessee's obligations hereunder or under any Schedule(s) are fulfilled. The term of each Schedule is as specified in the Schedule and commences upon the Lease Commencement Date (defined in subparagraph
(c) below). In the event of a conflict between provisions of this Agreement and a Schedule, the provisions of the Schedule shall control.

         (c) The rent payable for the Equipment and Lessee's right to use the Equipment shall begin on the date when Lessee has accepted the Equipment under a certificate of acceptance ("Lease Commencement Date").

         (d) Lessee shall pay rent to Lessor at its address stated above, except as otherwise directed by Lessor. Rent payments shall be in the amount set forth in the applicable Schedule and are due in advance beginning on the Lease Commencement Date and on the same day of each consecutive month thereafter. If any advance rent or advance charge (as stated in the Schedule) is payable, it shall be due when the Lessee signs the Schedule and shall be applied in the manner set forth under such Schedule. Unless specified otherwise in such Schedule, in no event shall any advance rent or advance charge or any other rent payments be refunded to Lessee. If rent is not paid within ten days of its due date, Lessee agrees to pay a late charge of five cents ($.05) per dollar on, and in addition to, the amount of such rent but not exceeding the lawful maximum, if any. All other payments received by Lessor shall first be applied to any accrued late charge(s) and other monies due Lessor hereunder and then to any unpaid rents.

2. TAXES: If permitted by law, Lessee shall report and pay promptly all taxes, fees and assessments due, imposed, assessed or levied against any Equipment (or purchase, ownership, delivery, leasing, possession, use or operation thereof), this Agreement (or any rents or receipts hereunder), any Schedule, Lessor or Lessee by any governmental entity or taxing authority during or related to the term of this Agreement, including, without limitation, all license and registration fees, and all sales, use, personal property, excise, gross receipts, franchise, stamp or other taxes, imposts, duties and charges, together with any penalties, fines or interest thereon (collectively "Taxes"). Lessee shall have no liability for Taxes imposed by the United States of America or any state or political subdivision thereof which are on or measured by the net income of Lessor. Lessee shall promptly reimburse Lessor (on an after tax basis) for any Taxes charged to or assessed against Lessor. Lessee shall send Lessor a copy of each report or return and evidence of Lessee's payment of Taxes upon request by Lessor. Lessee's obligations under this Section 2 shall survive any expiration or termination of this Agreement.

3.       REPORTS:

         (a) If any tax, charge or other lien shall attach to any Equipment, Lessee will notify Lessor in writing, within ten days after Lessee becomes aware of the tax, charge or lien. The notice shall include the full particulars of the tax, charge or lien and the location of such Equipment on the date of the notice.

         (b) Lessee will deliver to Lessor, Lessee's complete financial statements, certified by a recognized firm of certified public accountants within 120 days of the close of each fiscal year of Lessee. Lessee will deliver to Lessor copies of Lessee's quarterly financial report certified by the chief financial officer of Lessee, within 90 days of the close of each fiscal quarter of Lessee. Lessee will deliver to Lessor all Forms 10-K and 10-Q, if any, filed with the Securities and Exchange Commission within 30 days after the date on which they are filed.

         (c) Lessor may, at Lessors' cost, inspect any Equipment during normal business hours after giving Lessee reasonable prior notice (except as otherwise provided in Section 8).

         (d) If any Equipment is lost or damaged (where the estimated repair costs would exceed the greater of ten percent (10%) of the original Equipment cost or ten thousand dollars ($10,000)), or is otherwise involved in an accident causing personal injury or property damage, Lessee will promptly and fully report the event to Lessor in writing.

         (e) Lessee will not change its state of incorporation or organization, or its name as it appears in official filings in the state of its incorporation or organization without giving Lessor at least 10 days' prior written notice.

4.       DELIVERY, USE AND OPERATION:

         (a) Except as otherwise agreed to by Lessor, all Equipment shall be shipped directly to Lessee.

         (b) Lessee agrees that the Equipment will be used by Lessee solely in the conduct of its business and in a manner complying with all applicable laws, regulations and insurance policies.

         (c) Lessee will not move any Equipment from the location specified on the Schedule, without the prior written consent of Lessor.
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         (d)      Lessee will keep the Equipment free and clear of all liens and encumbrances other than those which result from acts of Lessor.

         (e) Lessor shall not disturb Lessee's quiet enjoyment of the Equipment during the term of the Agreement unless a default has occurred and is continuing under this Agreement.

5.       MAINTENANCE:

         (a) Lessee will, at its sole expense, maintain each unit of Equipment in good operating order and repair, normal wear and tear excepted and also maintain the Equipment in accordance with manufacturer's recommendations. Lessee shall make all alterations or modifications required to comply with any applicable law, rule or regulation during the term of this Agreement. If Lessor requests, Lessee shall affix plates, tags or other identifying labels showing ownership thereof by Lessee and Lessor's security interest.

         (b) Lessee will not attach or install anything on any Equipment that will impair the originally intended function or use of such Equipment without the prior written consent of Lessor. All additions, parts, supplies, accessories, and equipment ("Additions") furnished or attached to any Equipment that are not readily removable shall become the property of Lessor. All Additions shall be made only in compliance with applicable law.

6. INSURANCE: Lessee agrees at its own expense, to keep the Equipment insured with companies acceptable to Lessor for such amounts and against such hazards as Lessor may require, including, but not limited to, all risk physical damage insurance for the Equipment itself, with losses under the policies payable to Lessor or its assigns, if any, and liability coverage for personal injuries, death and/or property damages on terms satisfactory to Lessor. Lessor and/or its officers, agents, employees and/or successors and/or assigns shall be named as an additional insured under all such insurance policies with loss payable clauses under said policies payable in Lessor's favor, as Lessor's interest may appear. Said Equipment shall be insured for not less than its stated replacement value (or if non-GE Equipment, its Stipulated Loss Value (see Schedule)) or such other amount as Lessor shall specify. Said liability insurance shall be in an amount of not less than two million dollars ($2,000,000.00) or such other amount as Lessor shall specify. Lessee hereby appoints Lessor as its attorney-in-fact to make proof of loss and claims for insurance and to make adjustments with insurers and to receive payment of and execute or endorse all documents, checks or drafts in connection with payments made with respect to such insurance policies. Lessee may not make adjustments with insurers except with Lessor's prior written consent. The policies will provide that the insurance may not be altered or canceled by the insurer until after thirty days written notice to Lessor. In the event of damage to or loss, secretion, destruction or theft of the Equipment, or any portion of the Equipment, whether in whole or in part, Lessee will pay to Lessor the replacement value (or if non-GE Equipment, Stipulated Loss Value) of all Equipment, or of the portion of the Equipment affected if the value and use of the remainder of the Equipment are not affected at the time of such occurrence (except to the extent that Lessor indefeasibly receives proceeds of insurance covering such Equipment). Lessor may, at Lessor's option, apply proceeds of insurance, in whole or in part, (i) to repair or comparably replace the Equipment or any portion of it or, (ii) to satisfy any of Lessee's obligations pursuant to this Agreement or a Schedule.

7.       REMOVAL AND RETURN OF EQUIPMENT:

         (a) At the expiration (unless section 15, Purchase Option is applicable and Lessee undertakes all steps to exercise Purchase Option) or earlier termination of a Schedule, Lessee will arrange for the removal and return of the Equipment at its expense, including all transportation to a place designated by Lessor within the Continental United States of America. If Lessee makes modifications to its premises after the Equipment has been installed which impede the removal of the Equipment, the cost of removing the impediments and restoring the premises will be at Lessee's expense. The Equipment will be returned to Lessor or its assigns on the expiration or earlier termination of a
Schedule in the same condition and appearance as when received by Lessee (reasonable wear and tear excepted) and in good working order and condition, operable in accordance with the Supplier's and, if different, the manufacturer's then prevailing performance specifications for it. All waste material and fluid must be removed from the Equipment and disposed of by Lessee in accordance with the then current waste disposal laws. If the Equipment is not so returned, Lessor, at Lessee's sole expense, may have the Equipment restored to such a condition. If Lessor so requires, the units of Equipment shall be de-installed and crated by an authorized manufacturer's representative or such other service person as is reasonably satisfactory to Lessor.

         (b) If Lessor so requires, at Lessor's sole discretion, Lessee shall obtain a policy of transit insurance for the return of the Equipment to Lessor in an amount equal to the replacement value of the Equipment. Such transit insurance must name Lessor as the loss payee. Lessee shall pay for all costs of complying with this section.

         (c) Lessee shall provide to Lessor a detailed inventory of all components of the Equipment including model and serial numbers. Lessee shall also provide an up to date copy of all other documentation pertaining to the Equipment.

         (d) All service manuals, blueprints, process flow diagrams, operating manuals, inventory and maintenance records shall be given to Lessor at least 90 days, and not more than 120 days prior to the Agreement termination.

         (e) Lessee shall make the Equipment available for Lessor's on-site operational inspection by potential purchasers at least 120 days prior to and continuing up to Agreement termination. Lessor shall provide Lessee with reasonable notice prior to any inspection. Lessee shall provide personnel, power and other requirements necessary to demonstrate electrical, hydraulic and mechanical systems for each item of Equipment.

         (f) Until Lessee has fully complied with the terms of this section and has returned the Equipment to Lessor, Lessee's rent payment obligation and all other obligations under this Agreement and the Schedule shall continue from month-to-month notwithstanding any expiration or termination of the Agreement Term.

8.       DEFAULT AND REMEDIES:

         (a) Lessor may declare this Agreement in default if: (i) Lessee breaches its obligation to pay rent or any other sum owing to Lessor (under this Agreement or otherwise) when due and fails to cure the breach within ten days;
(ii) Lessee breaches any of its insurance obligations under Section 7 above;
(iii) Lessee breaches any of its other obligations and fails to cure that breach within 30 days after written notice from Lessor; (iv) any representation or warranty made by Lessee in connection with this Agreement shall be incorrect, false or misleading in any material respect; (v) Lessee's cash balance is less than $500,000. and Lessee fails to cure that breach within 30 days after written notice from Lessor,; (vi) Lessee's total indebtedness exceeds three times the Lessee's Tangible Net Worth (defined as Stockholders Equity less any Intangible Assets) after January 1, 2004 and Lessee fails to cure that breach within 30 days after written notice from Lessor.; (vii) Lessee or any guarantor or other obligor for the Lessee's obligations hereunder ("Guarantor") becomes insolvent or ceases to do business as a going concern; (viii) Lessee assigns any of its interests in this Agreement or in the Equipment without Lessor's prior consent;
(ix) if Lessee or any Guarantor is a natural person, any death or incompetency of Lessee or such Guarantor; (x) a petition is filed by or against Lessee or any

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Guarantor under any bankruptcy or insolvency laws (in the event Lessee or any
Guarantor files such petition, it shall be an immediate event of default and in the event of an involuntary petition, it shall be an event of default if the petition is not dismissed within 45 days of the filing date); or (xi) any material adverse change occurs in Lessee's financial condition or business operations (or of any Guarantor) and Lessee fails to cure that breach within 30 days after written notice from Lessor or any material change occurs in the ownership of Lessee (or of any Guarantor) (excluding all private placements of new equity issuances that change less than 50% of the total issued and outstanding shares of capital stock). Lessee's default under this Agreement or a default by Lessee or any entity managed or controlled by Lessee or by any principal of Lessee under any other agreement or contract with Lessor related to this Agreement, will at Lessor's sole option, constitute a default of this Agreement and all Schedules entered into pursuant to this Agreement.

         (b) Upon the occurrence of an event of default hereunder, Lessor shall have the non-exclusive option to: (i) declare the aggregate rents (or, with respect to non-GE Equipment, the Stipulated Loss Value (see Schedule)) payable under any or all of the Schedules immediately due and payable; (ii) declare all other amount(s) due Lessor hereunder immediately due and payable;
(iii) collect from Lessee, on all monies due but unpaid for more than ten days, a late charge of five cents per dollar on, and in addition to, the amount of all such monies, but not exceeding the lawful maximum; (iv) take possession of the Equipment and remove same from its existing location(s) without notice to or consent of Lessee; and store and/or dispose (by public sale or otherwise) of the Equipment at its then existing location(s) at no charge to Lessor; (v) sell or lease any or all items of Equipment at public or private sale or lease at such time or times as Lessor may determine and if notice thereof is required by law, any notice in writing of any such sale or lease by Lessor to Lessee not less than ten days prior to the date thereof shall constitute reasonable notice thereof to Lessee; (vi) otherwise dispose of, hold, use, operate, or keep idle such Equipment, all as Lessor, in its sole discretion, may determine; and (vii) assert any other remedies available to Lessor at law or in equity (including, without limitation, under the Uniform Commercial Code).

         (c) After deducting all expenses of retaking, repairing, holding, transporting, selling and/or reletting the Equipment, the net proceeds (if any) from such sale or reletting by Lessor shall be applied against Lessee's obligation hereunder. The proceeds of any sale, re-lease, or other disposition (if any) shall be applied in the following priorities: (i) first, to pay all Lessor's costs, charges and expenses in taking, removing, holding, repairing, selling, re-leasing and disposing of the Equipment; (ii) second, to the extent not previously paid by Lessee (or by a Guarantor of Lessee's obligations hereunder) to pay Lessor all amounts due from Lessee hereunder; and (iii) lastly, any surplus shall be delivered to Lessee. Lessor shall have the right to seek a deficiency from Lessee notwithstanding Lessor's repossession or abandonment of the Equipment, or Lessor's sale or reletting the Equipment to a third party.

         (d) The foregoing remedies are cumulative and nonexclusive of any other rights and remedies that Lessor may have under any other agreement or at law or in equity and may be exercised individually or concurrently, and any or all thereof may be exercised instead of or in addition to each other or any remedies at law, in equity, or under statute. Lessee waives notice of sale or other disposition (and the time and place thereof), and the manner and place of any advertising. Lessee shall pay Lessor's actual attorney's fees incurred in connection with the enforcement, assertion, defense or preservation of Lessor's rights and remedies under this Agreement, or if prohibited by law, such lesser sum as may be permitted. Waiver of any default shall not be a waiver of any other or subsequent default.

9. ASSIGNMENT: LESSEE SHALL NOT SELL, TRANSFER, ASSIGN, ENCUMBER OR SUBLET ANY EQUIPMENT OR THE INTEREST OF LESSEE IN THE EQUIPMENT WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR. Lessor may, without the consent of Lessee, assign this Agreement, any Schedule or the right to enter into a Schedule, provided that any such assignment shall not relieve Lessor of its obligation hereunder. Lessee agrees that if Lessee receives written notice of an assignment from Lessor, Lessee will pay all rent and all other amounts payable under any assigned Schedule to such assignee or as instructed by Lessor. Lessee also agrees to confirm in writing receipt of the notice of assignment as may be reasonably requested by Lessor or assignee. Lessee hereby waives and agrees not to assert against any such assignee any defense, set-off, recoupment claim or counterclaim which Lessee has or may at any time have against Lessor for any reason whatsoever.

10. NO THIRD PARTY BENEFICIARIES: This Agreement is solely for the benefit of Lessee and Lessor and no person or legal entity is, or shall be considered an intended third party beneficiary thereof, and no person other than Lessee and Lessor shall have an enforceable right to any benefits under this Agreement.

11. REPRESENTATIONS, WARRANTIES AND COVENANTS OF LESSEE: Lessee makes each of the following representations, warranties, and covenants to Lessor on the date hereof and on the date of execution of each Schedule.

         (a) Lessee has full power and capacity to enter into, and perform under, this Agreement, the Schedules and all related documents (together, the "Documents"). Lessee is duly qualified to do business wherever necessary to carry on its present business and operations, including the jurisdiction(s) where the Equipment is or is to be located.

         (b) The Documents have been duly authorized, executed and delivered by Lessee and constitute valid, legal and binding agreements, enforceable in accordance with their terms, except to the extent that the enforcement of remedies may be limited under applicable bankruptcy and insolvency laws.

         (c) No approval, consent or withholding of objections is required from any governmental authority or any person or entity with respect to the entry into or performance by Lessee of the Documents except such as have already been obtained.

         (d) The entry into and performance by Lessee of the Documents will not: (i) violate any judgment, order, law or regulation applicable to Lessee or any provision of Lessee's organizational documents; or (ii) result in any breach of, constitute a default under or result in the creation of any lien, charge, security interest or other encumbrance upon any Equipment pursuant to any indenture, mortgage, deed of trust, bank loan or credit agreement or other instrument (other than this Agreement) to which Lessee is a party.

         (e) There are no suits or proceedings pending or threatened in court or before any commission, board or other administrative agency against or affecting Lessee, which if decided against Lessee will have a material adverse effect on its business or operations or its ability to fulfill its obligations under this Agreement.

         (f)      The Equipment is and will remain tangible personal property.

         (g) Each financial statement delivered to Lessor has been prepared in accordance with generally accepted accounting principles consistently applied. Since the date of the most recent financial statement, there has been no material adverse change in the financial condition of the Lessee.

         (h) Lessee's exact legal name is as set forth in the last page of this Agreement and Lessee is and will be at all times validly existing and in

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good standing under the laws of the state of its formation (specified in the first sentence of this Agreement).

         (i) The Equipment will at all times be used for commercial or business purposes.

12.      OWNERSHIP FOR TAX PURPOSES, GRANT OF SECURITY INTEREST; USURY SAVINGS:

         (a) For income tax purposes, the parties hereto agree that it is their mutual intention that Lessee shall be considered the owner of the Equipment. Accordingly, Lessor agrees (i) to treat Lessee as the owner of the Equipment on its federal income tax return, (ii) not to take actions or positions inconsistent with such treatment on or with respect to its federal income tax return, and (iii) not to claim any tax benefits available to an owner of the Equipment on or with respect to its federal income tax return. The foregoing undertakings by Lessor shall not be violated by Lessor's taking a tax position inconsistent with the foregoing sentence to the extent such a position is required by law or is taken though inadvertence so long as such inadvertent tax position is reversed by Lessor promptly upon its discovery. Lessor shall in no event be liable to Lessee if Lessee fails to secure any of the tax benefits available to the owner of the Equipment.

         (b) Lessee grants to Lessor, its successors and assigns, a first security interest in and against the Equipment and in and against all additions, attachments, accessories and accessions to such property, all substitutions, replacements or exchanges therefor, and all insurance and/or other proceeds thereof. This security interest is given to secure the payment and performance of all debts, obligations and liabilities of any kind whatsoever of Lessee to Lessor, now existing or arising in the future related to this Agreement.

         (c) It is the intention of the parties hereto to comply with any applicable usury laws to the extent that any Schedule is determined to be subject to such laws. Accordingly, it is agreed that, notwithstanding any provision to the contrary in any Schedule or this Agreement, in no event shall any Schedule require the payment or permit the collection of interest in excess of the maximum amount permitted by applicable law. If any such excess interest is contracted for, charged or received under any Schedule or this Agreement, or in the event that all of the principal balance shall be prepaid, so that under any of such circumstances the amount of interest contracted for, charged or received under any Schedule or this Agreement shall exceed the maximum amount of interest permitted by applicable law, then in such event (i) the provisions of this paragraph shall govern and control, (ii) neither Lessee nor any other person or entity now or hereafter liable for the payment hereof shall be obligated to pay the amount of such interest to the extent that it is in excess of the maximum amount of interest permitted by applicable law, (iii) any such excess which may have been collected shall be either applied as a credit against the then unpaid principal balance or refunded to Lessee, at the option of the Lessor, and (iv) the effective rate of interest shall be automatically reduced to the maximum lawful contract rate allowed under applicable law as now or hereafter construed by the courts having jurisdiction thereof. It is further agreed that without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received under any Schedule or this Agreement which are made for the purpose of determining whether such rate exceeds the maximum lawful contract rate, shall be made, to the extent permitted by applicable law, by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of the indebtedness evidenced hereby, all interest at any time contracted for, charged or received from Lessee or otherwise by Lessor in connection with such indebtedness evidenced hereby, all interest at any time contracted for, charged or received from Lessee or otherwise by Lessor in connection with such indebtedness; provided, however, that if any applicable state law is amended or the law of the United States of America preempts any applicable state law, so that it becomes lawful for Lessor to receive a greater interest per annum rate than is presently allowed, the Lessee agrees that, on the effective date of such amendment or preemption, as the case may be, the lawful maximum hereunder shall be increased to the maximum interest per annum rate allowed by the amended state law or the law of the United States of America.

13. LIMITATION OF REMEDIES AND DAMAGES: THE TOTAL LIABILITY OF LESSOR AND ITS REPRESENTATIVES TO LESSEE AND LESSEE'S EXCLUSIVE REMEDY RELATING TO A
SCHEDULE IS LIMITED TO THE MONTHLY RENTAL WHICH IS THE BASIS FOR THE CLAIM. Lessee agrees that Lessor and its representatives have no liability to Lessee for (i) any penal, punitive, special, incidental, or consequential damages such as lost profit or revenue, (ii) any assistance not required under the Schedule, or (iii) anything occurring after the end of a Schedule. Lessee will be barred from any remedy unless Lessee gives Lessor prompt written notice of the problem. This is a commercial lease transaction. Any claim related to this contract will be covered solely by commercial legal principles. Lessor, its representatives and assigns will not have any negligence or other tort liability to Lessee or any person or entity, arising from this Agreement and any other document or any use of any Equipment. This limitation does not affect claims by third parties for personal injury due to product liability or the negligence of Lessor, Lessee or their representatives.

14. END-OF-TERM OPTIONS: At least 180 days prior to the expiration of the original term of a Schedule or any subsequent term, Lessee must elect, by written notice to Lessor, one of the following end-of-term options: (i) Lessee's renewal of that Schedule for a one or two year term at a Monthly Rental determined at the time of renewal (based on the Equipment's then fair market value), (ii) Lessee's purchase of the Equipment as set forth in Section 15 below; or (iii) Lessee's return of the Equipment to Lessor.

15. PURCHASE OPTION: Lessee may at lease expiration purchase all (but not less than all) of the Equipment in any Schedule on an AS IS, WHERE IS BASIS for cash equal to the amount indicated on such Schedule (the "Option Payment"). The Option Payment, plus all applicable sales taxes shall be due and payable in immediately available funds on or within five (5) days of the expiration date of such Schedule. If Lessee is in default or if the corresponding Schedule has already been terminated Lessee may not purchase the Equipment. Notwithstanding the foregoing or anything else to the contrary contained in the Master Lease Agreement (or the Equipment with Service Schedule to Master Lease Agreement), Lessee shall have the rights to purchase the Equipment, as aforesaid, provided that Lessee has paid all rent due to Lessor hereunder and all other charges or amounts then due to Lessor hereunder.

16. COMPLIANCE WITH REPORTING RESPONSIBILITIES: Lessee agrees to fully and accurately account for, and report in any applicable cost reports, all items and services received from Lessor under this Agreement, in a way which complies with all applicable laws and regulations, including the Federal Social Security Act and implementing regulations relating to Medicare, Medicaid and the Federal Health Care Programs.

17. FILING: Lessee will sign and return to Lessor when requested such instrument(s) as applicable law requires or permits to give public notice of Lessor's interest in the Equipment. In addition, Lessee hereby authorizes Lessor to file a financing statement and amendments thereto describing the Equipment described in any and all Schedules now and hereafter executed pursuant hereto and adding any collateral described therein and containing any other information required by the applicable Uniform Commercial Code. Lessee hereby irrevocably appoints Lessor or its designee as Lessee's agent and attorney-in-fact to sign such instrument(s) on Lessee's behalf and to file them. After the expiration or earlier termination of all Schedules, Lessor will, at Lessee's written request,

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execute necessary documents to effectuate a termination of financing statements or amendments previously filed by Lessor that are solely related to these Schedules.

18.      MISCELLANEOUS:

         (a) LESSEE AND LESSOR UNCONDITIONALLY WAIVE THEIR RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OF THE DOCUMENTS, ANY DEALINGS BETWEEN LESSEE AND LESSOR RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION OR ANY RELATED TRANSACTIONS, AND/OR THE RELATIONSHIP THAT IS BEING ESTABLISHED BETWEEN LESSEE AND LESSOR. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT. THIS WAIVER IS IRREVOCABLE. THIS WAIVER MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING. THE WAIVER ALSO SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, ADDENDA OR MODIFICATIONS TO THIS AGREEMENT, ANY RELATED DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THIS TRANSACTION OR ANY RELATED TRANSACTION. THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

         (b) Time is of the essence of this Agreement. Lessor's failure at any time to require strict performance by Lessee of any of the provisions hereof shall not waive or diminish Lessor's right at any other time to demand strict compliance with this Agreement. If more than one Lessee is named in this Agreement, the liability of each shall be joint and several. All notices required to be given hereunder shall be deemed adequately given if sent by registered or certified mail to the addressee at its address stated herein, or at such other place as such addressee may have specified in writing by notice as prescribed in this Agreement. This Agreement and any addendum, schedule and annexes hereto constitute the entire agreement of the parties with respect to the subject matter hereof. No prior proposals, statements, course of dealing, or usage of trade will be a part of this Agreement. NO VARIATION OR MODIFICATION OF THIS AGREEMENT OR ANY WAIVER OF ANY OF ITS PROVISIONS OR CONDITIONS, SHALL BE VALID UNLESS IN WRITING AND SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE PARTIES HERETO.

         (c) If Lessee does not comply with any provision of this Agreement, Lessor shall have the right, but shall not be obligated, to effect such compliance, in whole or in part. All reasonable amounts spent and obligations incurred or assumed by Lessor in effecting such compliance shall constitute additional rent due to Lessor. Lessee shall pay the additional rent within five days after the date Lessor sends notice to Lessee requesting payment. Lessor's effecting such compliance shall not be a waiver of Lessee's default.

         (d) Any provisions in this Agreement, any Schedule, addendum or amendment hereto that are in conflict with any statute, law or applicable rule shall be deemed omitted, modified or altered to conform thereto, but the remaining provisions shall remain enforceable as written.

         (e) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF SUCH STATE), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, REGARDLESS OF THE LOCATION OF THE EQUIPMENT.

         (f) Any cancellation or termination by Lessor, pursuant to the provisions of this Agreement, any Schedule, addendum or amendment hereto, of the lease of any Equipment hereunder, shall not release Lessee from any then outstanding obligations to Lessor hereunder.

         (g) Lessee agrees that neither it nor its affiliates will in the future issue any press release or other public disclosure using the name of General Electrical Capital Corporation or its affiliates or referring to this Agreement without at least two (2) business days' prior notice to Lessor and without the prior written consent of Lessor unless (and only to the extent that) Lessee or its affiliate is required to do so under law and then, in any event, such Lessee or affiliate will advise Lessor before issuing such press release or other public disclosure, Lessee consents to the publication by Lessor of a tombstone or similar advertising material relating to the financing transactions contemplated by this Agreement. Nothing in the foregoing prevents Lessee from referring to this Agreement in discussions with its affiliates.

         (h) There is no restriction either express or implied on any disclosure or dissemination of the structure or tax aspects of the transactions contemplated by this Agreement. Further, the Lessor acknowledges that it has no proprietary rights to any tax matter or tax idea or to any element of the transaction structure.

         (i) This Agreement and any related documents may be authenticated by manual signature, facsimile or, if approved in writing by Lessor, electronic means, all of which shall be equally valid.

         (j) Lessor represents and warrants that it has full power and capacity to enter into, and perform under, this Agreement, the Schedules and all related documents (together, the "Documents"). Lessor is duly qualified to do business wherever necessary to carry on its present business and operations, including the jurisdiction(s) where the Equipment is or is to be located.

         (k) Lessor represents and warrants that the Documents have been duly authorized and executed by Lessor and constitute valid, legal and binding agreements, enforceable in accordance with their terms, except to the extent that the enforcement of remedies may be limited under applicable bankruptcy and insolvency laws.

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

         IN WITNESS WHEREOF, Lessee and Lessor have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.


LESSOR:                                     LESSEE:

General Electric Capital Corporation        The Sagemark Companies LTD.


By:     /s/ PAUL SLEET                      By:    /s/ THEODORE B. SHAPIRO
        ------------------------------             -----------------------------
Name:   PAUL SLEET                          Name:  Theodore B. Shapiro
        ------------------------------             -----------------------------
Title:  Duly Authorized Signatory           Title: President & CEO
                                                   -----------------------------

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